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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                           ALLIED RESEARCH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

                           ALLIED RESEARCH CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Allied Research Corporation will be held on Thursday, June 6, 2002, at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, at 10:30 a.m., local time, for the following purposes:

         1. To elect five (5) directors of the Company to serve for the ensuing year.

         2. To consider and act upon a proposal to approve an amendment to the Allied Research Corporation 2001 Equity Incentive Plan.

         3. To consider and act upon a proposal to amend the Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock.

         4. To consider and act upon a proposal to ratify the selection of Grant Thornton LLP as the Company's independent auditors for the year 2002.

         5. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

         Only shareholders of record at the close of business on April 8, 2002 are entitled to notice of and to vote at the meeting.

         A copy of the Annual Report of Allied Research Corporation for 2001 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

         All Shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                        By Order of the Board of Directors,

                                        /s/ J. H. Binford Peay, III

                                        J. H. Binford Peay, III
                                        Chairman of the Board,
                                        President  and
                                        Chief Executive Officer

April 26, 2002

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                                       1

                           ALLIED RESEARCH CORPORATION
                      8000 TOWERS CRESCENT DRIVE, SUITE 260
                             VIENNA, VIRGINIA 22182

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 6, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Allied Research Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Thursday, June 6, 2002, at 10:30 a.m., local time, or any adjournment thereof (the "annual meeting").

         The record date for determination of the shareholders entitled to vote at the annual meeting is April 8, 2002 at the close of business. Any shareholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

         In accordance with the laws of the State of Delaware and the Company's charter and bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention will be counted as a vote against the approval of any other matter to come before the meeting. Broker non-votes will be counted as a vote against the proposal to amend the Company's charter but will have no effect on the outcome of any other matter scheduled to come before the meeting.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson Shareholder Communications, Inc. to aid in the solicitation at an estimated cost of $4,000 plus out-of-pocket expenses.

         The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to shareholders is April 26, 2002.

Voting Securities and Principal Shareholders

          On April 8, 2002, the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, 5,168,483 shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each shareholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

     The following table sets forth information with respect to the shares of the Company's common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock based upon the most recent filings made by the undersigned with the Securities and Exchange Commission:

Title of       Name and Address of                   Amount and Nature of
Class          Beneficial Owner                      Beneficial Ownership            Percent of Class/1/
--------       ----------------------                --------------------            -------------------

Common         Bricoleur Capital                       558,700                             10.6%
               Management, LLC/2/                      Owned directly
               12230 El Camino Rd, Ste. 100
               San Diego, CA 92130

Common         FMR Corp./3/                            445,000                              8.4%
               82 Devonshire Street                    Owned directly
               Boston, MA 02109

Common         Dimensional Fund                        356,100                              6.7%
               Advisors, Inc./4/                       Owned directly
               1299 Ocean Ave., 11/th/ Floor
               Santa Monica, CA 90401

Common         Berno, Gambal & Barbee, Inc./5/         267,200                              5.0%
               1100 North Glebe Road                   Owned directly
               Suite 1040
               Arlington, VA 22201

___________
/1/ Based upon 5,157,438 shares of common stock outstanding as of March 1, 2002, plus 138,000 shares which may be acquired within 60 days pursuant to outstanding stock options.
/2/ Bricoleur Capital Management, LLC ("Bricoleur") filed an amended Schedule 13 with the SEC on February 14, 2002. This Schedule 13G states that Bricoleur beneficially owned 558,700 shares of Common Stock as of December 31, 2001.
/3/ FMR Corp. and its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), Edward C. Johnson, 3rd and Abigail P. Johnson, jointly filed an amended Schedule 13G with the SEC on February 13, 2002. This Schedule 13G states that Fidelity Low-Priced Stock Fund owned 445,000 shares of Common Stock as of December 31, 2001.
/4/ Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, filed an amended Schedule 13G with the SEC on February 12, 2002. This Schedule 13G states that Dimensional is deemed to have beneficial ownership of 356,100 shares, all of which shares are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of all such shares.
/5/ Berno, Gambal & Barbee, Inc. ("BGB") filed a Schedule 13G with the SEC on February 13, 2002. This Schedule 13G states that BGB beneficially owned 267,200 shares of Common Stock as of December 31, 2001.

     The following information is furnished as of March 1, 2002, with respect to the beneficial ownership by management of Allied's Common Stock:

Title of       Name and Address of             Amount and Nature of
Class          Beneficial Owner                Beneficial Ownership          Percent of Class/1/
--------       ----------------------          --------------------          -------------------
Common         J. H. Binford Peay, III         69,326/2/                            1.3%
                                               Owned directly

Common         Harry H. Warner                 31,000/3/                              *
                                               Owned directly

Common         Clifford C. Christ              24,000                                 *
                                               Owned directly

Common         J. R. Sculley                   57,400/3/                            1.1%
                                               Owned directly

Common         Ronald H. Griffith              15,000/3/                              *
                                               Owned directly

Common         All executive officers          241,95/4/                            4.6%
               and directors as a              Owned directly
               group (8)

________________
/1/ Based upon 5,157,483 shares of common stock outstanding plus 138,000 shares which may be acquired within sixty (60) day pursuant to outstanding stock options.
/2/ Includes stock options for 46,500 shares which may be exercised within sixty (60) days.
/3/ Includes stock options for 14,500 shares which may be exercised within sixty (60) days.
/4/ Includes stock options for 117,500 shares which may be exercised within sixty (60) days.
*    Less than one percent (1%).

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         Five (5) directors are to be elected to serve until the next annual meeting. The accompanying proxy will be voted for the election of all of the persons named below as nominees unless the shareholder otherwise specifies in the proxy. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any of the nominees should become unavailable, the persons named in the proxy or their substitutes shall be entitled to vote for one or more substitutes to be designated by the Board of Directors.

         J. R. Sculley joined the Board of Directors in 1991; Clifford C. Christ joined the Board of Directors in April, 1993; Harry H. Warner joined the Board of Directors in January, 1996; and J. H. Binford Peay, III and Ronald H. Griffith joined the Board of Directors in April, 2000.

         The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

                                                                Principal business occupation
                             Year in which first                for past five years and other
Name of Nominee              elected a director       Age       directorships
---------------              ------------------       ---       ---------------------------------
J. H. Binford Peay, III             2000              61        Chairman of the Board, President and
                                                                Chief Executive Officer since January,
                                                                2001; formerly, Commander-in-Chief,
                                                                U.S. Central Command, Vice Chief of
                                                                Staff of the U.S. Army and a consultant.
                                                                Also a director of United Defense
                                                                Industries, Inc.

J.R. Sculley                        1991              61        Chairman Emeritus since January,
                                                                2001; Chairman of the Board,
                                                                President and Chief Executive
                                                                Officer of the Company from
                                                                December, 1992 - September, 1999.

Clifford C. Christ                  1993              54        President and Chief Executive
                                                                Officer of NavCom Defense
                                                                Electronics, Inc., a defense
                                                                electronics company, since 1988.

Harry H. Warner                     1996              66        Self-employed financial consultant,
                                                                investor and real estate developer.
                                                                Also a director of Chesapeake
                                                                Corporation and Virginia Management
                                                                Investment Corporation.

Ronald H. Griffith                  2000              63        Executive Vice President and Chief
                                                                Operating Officer of MPRI, Inc., a
                                                                professional services company,
                                                                since 1998; formerly, Vice Chief of
                                                                Staff of the U.S. Army.

         The by-laws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the shareholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                            THE NOMINEES LISTED ABOVE

               PROPOSAL TWO: PROPOSAL TO APPROVE AMENDMENT TO THE
             ALLIED RESEARCH CORPORATION 2001 EQUITY INCENTIVE PLAN

General

         The Allied Research Corporation 2001 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors on January 11, 2001 and approved by the shareholders in early June, 2001. The Plan makes available up to 240,000 shares of common stock for awards to employees of the Company and its subsidiaries and to directors of the Company.

         The Board of Directors recommends that the shareholders approve an amendment to the Plan to (i) provide for an increase in the number of shares of common stock reserved for issuance under the Plan by 250,000 shares, for a total of 490,000 shares and (ii) to expressly prohibit option repricings. The proposed amendment is attached hereto as Attachment A.

         The Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability, and to align the interests of employees with those of the shareholders through increased employee ownership of the Company. In order to continue to provide the appropriate equity incentives to employees, the Board of Directors has approved an increase in the number of reserved shares, subject to shareholder approval.

         The following description of the Plan summarizes the material features of the Plan:

Purpose

         The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to employees and directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

Administration

         The Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the employees and directors to whom awards shall be made.

         Each award under the Plan is made pursuant to a written agreement between the Company and the recipient of the award (the "Agreement"). In administering the Plan, the Compensation Committee has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which awards may be made and exercised and to determine terms and provisions of each Agreement.

         The Board may terminate, amend or modify the Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), or the rules and regulations of the exchange or system on which the common stock is listed or reported or pursuant to any other applicable laws, rules or regulations. Currently the Code regulations governing ISOs (as herein defined) require shareholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.

         The Plan will expire on December 31, 2010, unless sooner terminated by the Board.

Eligible Participants

         All employees of the Company and its affiliates are eligible to participate in the Plan. For purposes of the Plan, "affiliates" include any entity that is a 20% or greater owned subsidiary of the Company.

Types of Awards

         The Plan allows the Committee to grant awards of stock options, stock appreciation rights, restricted stock, performance shares, performance units, bonus awards and/or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. Stock options granted under the Plan may be either incentive stock options qualifying under
Section 422 of the Code (an "ISO") or nonqualified stock options (a "NQSO"). Awards under the Plan are not transferable, except by will or the laws of descent and distribution and certain transfers to a participant's family members or other persons or entities approved by the Committee, subject to certain limitations.

Stock Options

         The Committee has adopted certain rules with respect to the grant of stock options under the Plan. These rules are summarized below.

         Exercise Price - The Committee determines the exercise price of a stock option at the time the option is awarded. The price may not be less than 100% of the fair market value of the stock covered by the option on the date of grant. Upon exercise, the price must be paid in cash or by the surrender, at the fair market value on the date of exercise, of shares of Company common stock, or by any combination of cash and shares.

         Term and Vesting of Options - Subject to earlier termination, as described below, an option granted under the plan expires at a certain date specified by the Committee (not more than ten (10) years after the date of grant). The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable, provided that the participant is employed by the Company or an affiliate on each vesting date or on a date no more than three (3) months prior to such vesting date. Special rules apply to the vesting and exercisability of options upon the death or disability of a participant. In addition, specific limitations apply to ISOs for maximum term and maximum period of exercise following termination of employment in order to comply with Section 422 of the Code.

         Option Repricings - The proposed Plan amendment expressly prohibits the repricing of stock options. In view of the current events, the Board has proposed an amendment to the Plan to ratify and confirm its opposition to option repricings.

Stock Appreciation Rights

         The Committee has also adopted rules specifically with respect to the grant of stock appreciation rights, commonly referred to as SARs, under the Plan.

         Granting and Terms of SARS - SARs may be granted under the Plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs granted on a free-standing basis may be awarded for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with the comparable terms applicable to the grant of stock options under the Plan. SARs granted on a tandem basis are subject to the same terms and conditions as the related stock option, and are exercisable only to the extent the option is exercisable. The exercise of a tandem SAR results in the surrender of a number of shares of the underlying option equal to the number of SAR shares exercised. The SARs entitle the holder to receive payment having an aggregate value equal to the product of (1) the excess, if any, of the fair market value on the exercise date of one share over the base price per share, times (2) the number of shares called for by the SAR or portion thereof that is exercised. The Committee determines whether payment upon exercise of the SAR is made in cash, shares or a combination of cash and shares.

Other Awards

         In addition to stock options and SARs, the Plan allows the Committee to provide awards of restricted stock, performance shares, performance units, bonus, shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. While the Committee has not adopted special rules for these types of awards, it retains the right to grants these awards.

Shares Subject to the Plan

         Up to 240,000 shares of common stock may be issued under the Plan as originally enacted. Through January, 2001, 137,296 shares have been issued, or reserved for future issuance, under the Plan. In February, 2001, the Board amended the Plan to increase the number of shares issuable under the Plan to 490,000 shares. Except as set forth below, shares of common stock issued in connection with the exercise of, or as other payment for, an award will be charged against the total number of shares issuable under the Plan. If any award granted terminates, expires or lapses for any reason other than as a result of being exercised, common stock subject to such award will be available for further awards to participants.

Adjustments

         Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc. may directly affect the number of outstanding shares and/or the value of the outstanding common stock. If such transactions occur, the Committee may adjust the number of shares which may be granted under the Plan, as well as the limits on individual awards. The Committee or the Board may adjust the number of shares and the exercise price under outstanding options, and the performance goals of any options or awards, and may take other adjustments which are thought appropriate to protect the value of the award to the recipient.

Change in Control

         In order to maintain all the participants' rights in the event of a change in control of the Company (that term being defined under the Plan), the Committee, as constituted before such change in control, in its sole discretion, may, as to any outstanding award either at the time an award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant's rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Certain Federal Income Tax Consequences

         Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the employer corporation in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

         However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

         To the extent the aggregate fair market value (determined at the time the Options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in any calendar year exceeds $100,000 the Options will be treated as Options which are not ISOs, and the optionee will be taxed upon exercise of those excess Options in the same manner as on the exercise of NQSO, as described below.

         Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time they became either transferable or not subject to substantial risk of forfeiture) over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the employer corporation will be entitled to a deduction of the same amount.

         The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

         Non-qualified Options. A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.

         If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture.

         In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

Other Awards. The current federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following:

         . stock appreciation rights are subject to ordinary income tax at the time of exercise;
         . restricted stock subject to a substantial risk of forfeiture results in income recognition by the participant of the excess of the fair market value of the shares covered by the award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and
         . stock awards, performance shares, performance units and bonus shares are generally subject to ordinary income tax at the time of payment.

         In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

         Section 162(m). Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Stock options, warrants and SARS that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company's shareholders, the plan will enable the Committee to grant stock options, warrants and SARs that will be exempt from the deduction limits of
Section 162(m).

         General. The rules governing the tax treatment of awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.

         Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

Option Grants

         On February 11, 2002, the Committee authorized the issuance of the following options pursuant to the Plan, as amended (the "Option Grants"):

              J. H. Binford Peay, II   -  100,000 shares
              John G. Meyer, Jr.       -   40,000 shares
              Bruce W. Waddell         -   40,000 shares
              Charles A. Hasper        -   40,000 shares

         The Option Grants will be ratified and confirmed under the Plan if the shareholders approve the Plan. If the shareholders do not approve the Plan, the Option Grants will be null and void.

Effective Date

         If approved by the shareholders, the amendment to the Plan will be treated as effective as of February 11, 2002.

Vote Required

         The affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the amendment to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                             AMENDMENT TO THE PLAN

         PROPOSAL THREE: PROPOSAL TO APPROVE AMENDMENT OF THE COMPANY'S
             CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorizes the issuance of 10,000,000 shares of common stock, $0.10 par value, and 1,000,000 shares of preferred stock, without par value. In March 2002, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000 and to submit the proposed amendment to the shareholders at this meeting. A copy of the proposed amendment to the Certificate of Incorporation is attached hereto as Attachment B.

Purpose and Effect of the Amendment

         The general purpose and effect of Proposal Three will be to authorize 20,000,000 additional shares of common stock for future issuance. The Company currently has 10,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. As of April 8, 2002, the Company had approximately 5,168,483 shares of common stock issued and outstanding and of the remaining 4,831,517 authorized but unissued shares, the Company has reserved approximately 753,447 shares pursuant to the Company's option plans. No shares of preferred stock are issued and outstanding.

         In order to implement its strategy of increasing shareholder value by expanding its strategic defense and security portfolio of companies, the Company may from time-to-time pay for acquisitions in whole or in party by issuing shares of its stock. The proposed increase in the number of authorized shares is desirable to provide the Company flexibility in choosing how to pay for such acquisitions.

         Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of common or preferred stock, although opportunities for acquisitions and equity financings could arise at any time. If this proposal is approved, all or any of the authorized shares may be issued without further shareholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all shareholders would reduce the proportionate interest in the Company of each share.

         The increase in the authorized number of shares of common stock could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

         If adopted, the amendment will become effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following the annual meeting.

Vote Required

         The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required to approve the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 10,000,000 to 30,000,000.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
          AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
        AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000.

             PROPOSAL FOUR: PROPOSAL CONCERNING INDEPENDENT AUDITORS

General

         The firm Grant Thornton LLP has been reappointed by the Board of Directors as the Company's independent auditors for the year 2002. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         Shareholder ratification of the selection of Grant Thornton as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Board is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of Grant Thornton, LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

Grant Thornton LLP Fees For Fiscal 2001

Audit Fees

         Audit fees billed to the Company by Grant Thornton LLP with respect to the 2001 annual audited and quarterly reviewed financial statements were $153,000.

Financial Information Systems Design and Implementation Fees

         No services were performed by, or fees incurred to, Grant Thornton LLP in connection with financial information systems design and implementation projects for 2001.

All Other Fees

         All other fees billed by Grant Thornton LLP with respect to 2001 were $171,000, which includes tax services, research, advisory services and acquisition reviews.

         The Audit Committee considered whether the provision of services referenced above under "All Other Fees" is compatible with maintaining Grant Thornton's independence.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF GRANT
        THORNTON AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2002

                     BOARD AND COMMITTEE MEETING INFORMATION

General

         During calendar year 2001, there were six (6) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

         The Audit Committee had four (4) meetings during 2001 and the Compensation Committee met once in calendar year 2001.

         The Audit Committee is currently comprised of Messrs. Christ, Warner and Griffith. Among its functions, the Audit Committee (i) recommends the selection of the Company's independent public accountants, (ii) reviews the scope of the independent public accountants' audit activity, (iii) reviews the financial statements which are the subject of the independent public accountants' certification, and (iv) reviews the adequacy of the Company's basic accounting and internal control systems.

         The Compensation Committee is currently comprised of Messrs. Warner, Griffith and Sculley. The Compensation Committee establishes the Company's executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries.

         In 2000, the Company established a Nominating Committee, currently comprised of Messrs. Griffith and Sculley. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's

Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

Report of the Audit Committee

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

         In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent auditors to review and discuss annual and quarterly financial statements incorporated in the Company's Forms 10-K and 10-Q prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90.

         With respect to the Company's independent auditors, the Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees).

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also reported to the Board, subject to shareholder approval, on the selection of the Company's independent auditors.

         This report is submitted by the Audit Committee of the Board of
Directors:

                               Clifford C. Christ
                                 Harry W. Warner
                               Ronald H. Griffith

Compensation Committee Report on Executive Compensation

         The following report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

         The Compensation Committee considers many factors in awarding compensation to the Company's executive officers. The Committee utilizes both quantitative and qualitative factors when determining total compensation and when awarding equity-based compensation to such executives. Quantitative factors include, among others, absolute levels of, and year-to-year changes in, net revenues, net income, profit before taxes, earnings per share, book value per share, and market price of the Common Stock.

         The Company's compensation program for executives consists of three key elements:

                          .     a base salary;

                          .     a performance-based annual bonus; and

                          .     periodic grants of stock options.

         The Compensation Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

         Base Salary - Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. Executive officers' base salaries have been determined in view of salaries of executives holding similar positions at comparably sized public companies.

         Annual Bonus - Annual bonuses are paid to executive officers of the Company in cash and/or in stock based upon overall Company performance and individual performance. Executive officers performance is measured initially by the Chief Executive Officer and then by the Compensation Committee against pre-established objectives.

         Stock Options - The final component of the Company's executive compensation program is the periodic grant of stock options. The number of options granted is based on the executive's level of responsibility, Company performance and individual performance. As is the case with annual bonuses, the Compensation Committee intends to use stock options to incent and motivate the key managers of the Company's operations as well as Company executive officers. As an additional objective, stock option grants to executive officers are intended to induce the executive to remain in the employment of the Company. Accordingly, the Compensation Committee intends for stock options generally to be exercisable only after an employee has satisfied a minimum tenure requirement.

         The Committee analyzed several factors when awarding incentive compensation for 2001, including but not limited to: (i) the Company's financial performance for 2001; (ii) the performance of the executives vis a vis their 2001 performance objectives; and (iii) the leadership displayed during 2001, a year of substantial management transition. The Company reported increased earnings in 2001 and took the first step in broadening its business base by acquiring News/Sports Microwave Rental, Inc. at year-end. The executives met or exceeded the majority of their performance-based goals during the year. Management also took several steps toward revising and improving the credit facilities used by the Company and its subsidiaries. These efforts have resulted in a revised credit facility obtained in early 2002. Finally, all of the foregoing was accomplished in an efficient and professional manner. As a result, the executive management team was awarded maximum bonuses for 2001 performance under their respective employment agreements.

         As Chief Executive Officer, General Peay is compensated pursuant to an employment agreement entered into in January, 2001. The agreement provides for an annual base salary of $300,000 and the opportunity for annual performance-based bonuses. In early 2002, General Peay was awarded a $150,000 bonus in recognition of his 2001 services. General Peay was also awarded in early 2001 and in early 2002, separate stock options, each for 100,000 shares of Company stock, which vest over a multi-year period.

         This report is submitted by the Compensation Committee of the Board of
Directors:
                                 Harry H. Warner
                               Ronald H. Griffith
                                  J. R. Sculley

                        EXECUTIVE AND BOARD COMPENSATION

Compensation of Executive Officers

         The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 2001, 2000 and 1999 to the chief executive officer of the Company and to other executive officers of the Company whose total annual salary and bonus exceeds $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                        Compensation
                                                      Annual Compensation                  Awards
                                           -----------------------------------------   --------------
                                                                                          Securities
                                                                             Other        Underlying
                                                                             Annual        Options/       All Other
    Name and Principal Position      Year       Salary        Bonus       Compensation     SARs (#)     Compensation
-----------------------------------  ----       -------       ------      -------------    ---------    ------------
J. H. Binford Peay, III, Chairman    2001      $300,000      $150,000     $67,685/1/        100,000        $ 86,250/6/
of the Board, President and Chief
Executive Officer since
mid-January, 2001

John G. Meyer, Jr., Executive        2001      $160,000      $ 76,000/2/                     40,000        $ 21,563/6/
Vice President and Chief
Operating Officer

Bruce W. Waddell,                    2001      $145,000      $ 69,000/2/                     40,000        $ 21,563/6/
Vice President for Strategic
Planning and Corporate Development

Charles A. Hasper, Treasurer and     2001      $ 66,667      $ 48,000/2/                     40,000        $ 22,525/6/
Chief Financial Officer since
August, 2001

W. Glenn Yarborough, Jr.,            2001      $200,000/3/                                                 $275,000/5/
President and Chief Executive        2000      $200,000      $ 50,000/4/
Officer until mid-January, 2001      1999      $200,000

______________________

/1/ The Company reimbursed General Peay for the annual premium paid for a $1 million life insurance policy, including the income tax payable thereon, as required by the terms of his employment agreement.
/2/ Includes a stock grant of approximately $20,000.
/3/ Mr. Yarborough was paid $200,000 in severance payments in 2001.
/4/ Mr. Yarborough was awarded a bonus of $50,000 for 2000 performance.
/5/ Mr. Yarborough is entitled to annual consultation payments of $55,000 for the 2002-2006 period.
/6/ Each of the executives who joined the Company in 2001 were granted stock awards in connection with their employment agreements.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                            Price Appreciation for
                                                   Individual Grants                            Option Term /1/
                                                   -----------------                            ---------------
                             Number of        % of Total
                             Securities        Options
                             Underlying       Granted to      Exercise or
                              Options        Employees in     Base Price       Expiration
          Name               Granted #       Fiscal Year        ($/Sh)            Date         5% ($)     10% ($)
          ----               ---------       -----------        ------            ----         ------     -------
J. H. Binford Peay, III       100,000            45%             $8.63          12/31/10      $542,736   $1,375,400

John G. Meyer, Jr.             40,000            18%             $8.63          12/31/05      $95,372    $ 210,748

Bruce W. Waddell               40,000            18%             $8.63          12/31/05      $95,372    $ 210,748

Charles A. Hasper              40,000            18%             $9.01          07/31/06      $97,572    $ 220,028

1 Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rule. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through any vesting period. The amounts reflected in this table may not necessarily be achieved.

                      AGGREGATED OPTIONS EXERCISED IN LAST
                     FISCAL YEAR AND FISCAL YEAR-END VALUES

                                Shares                   Number of Securities Underlying/    Value of Unexercised In-the-Money
                             Acquired on      Value       Unexercised Options /SARsValue          Options/SARs at FY-End ($)
Name                         Exercise (#)   Realized    Exercisable (#)  Unexercisable (#)      Exercisable     Unexercisable
----                         ------------   --------    ---------------  -----------------      -----------     -------------
J. H. Binford Peay, III               -      $     -      20,000            80,000                $105,800        $423,200

John G. Meyer, Jr.                    -      $     -       8,000            32,000                $ 42,320        $169,280

Bruce W. Waddell                  6,500      $44,668       8,000            32,000                $ 42,320        $169,280

Charles A. Hasper                     -      $     -           -            40,000                $      -        $196,400

Director Compensation

         Directors who are employees of Allied receive no additional compensation for serving as a director.

         Each non-employee director (an "Outside Director") is compensated for service as a director, including as a member of committees of the Board, at the rate of $1,000 per month; an award of 1,000 shares of Common Stock on each July 1; an award as of each July 1 of an option to acquire 6,500 shares of common stock (commencing in 2000); $1,000 for each Board meeting in excess of four (4) personally attended during each calendar year; $500 for each committee meeting attended which is not held in conjunction with a Board meeting; and $250 for each teleconference Board meeting in excess of two (2) in which a director participates during each calendar year. As Chairman Emeritus, Mr. Sculley is entitled to an additional $500 per month.

         In 1992, the Board of Directors of Allied adopted the Allied Research Corporation Outside Directors Retirement Plan (the "Directors Retirement Plan") to provide retirement benefits for long-standing Outside Directors. Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. In the event that a director has breached any fiduciary or legal duty to Allied, the director will forfeit any right to payment of benefits under the Directors Retirement Plan. The Directors Retirement Plan is administered by the Board of Directors. In September, 1999, the Board of Directors agreed that no further benefits would accrue under the plan to current or future Outside Directors. During 2000, payments of $82,597 were made to former directors of Allied in consideration of their accrued benefits under the Directors Retirement Plan. The other individuals with accrued benefits under the Directors Retirement Plan agreed to accept the following consideration in lieu thereof:

         Mr. Warner -    3,278 shares of Allied's stock upon his retirement from
                         from the Board.

         Mr. Christ -    Cash benefits as described above following his
                         retirement from the Board.

         Mr. Sculley -   $9,483 payable in cash commencing when Mr. Sculley
                         reaches age 70.

         In 1991, the Board of Directors of Allied adopted the Allied Research Corporation Outside Directors Stock Option Plan (the "Directors Option Plan"). None of the options granted pursuant to the Directors Option Plan are intended to qualify as incentive stock options under Sections 422 through 424 of the Internal Revenue Code. Options for an aggregate of 26,000 and 39,000 shares were granted under the Directors Option Plan in 2001 and 2000, respectively, to Allied's Outside Directors. The Directors Option Plan expired in 2001. Future awards to Outside Directors are anticipated to be from the 2001 Equity Incentive Plan.

         In 2001, Mr. Sculley was paid approximately $100,000 in satisfaction of his post-employment severance entitlement. Mr. Sculley is entitled to annual payments of $80,000 through 2005.

Employment Contracts and Change-In-Control Agreements

         In 2001, General Peay and Allied entered into an employment agreement which provides for an annual salary of $300,000 and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of General Peay's employment, he will be entitled to receive his annual salary, bonus and benefits for a period of up to three (3) years following the termination of employment. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of General Peay.

         In 2001, Mr. Meyer and Allied entered into an employment agreement which provides for an annual salary of $160,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. The annual salary was increased to $200,000 in early 2002. Upon certain terminations of Mr. Meyer's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Meyer.

         In 2001, Mr. Waddell and Allied entered into an employment agreement which provides for an annual salary of $145,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. The annual salary was increased to $160,000 in early 2002. Upon certain terminations of Mr. Waddell's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Waddell.

         In 2001, Mr. Hasper and Allied entered into an employment agreement which provides for an annual salary of $160,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hasper's employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hasper.

         Mr. Yarborough's employment with Allied terminated in January, 2001. Mr. Yarborough is entitled to consulting fees of $55,000 per year through 2006.

         Mr. Sculley's employment with Allied terminated in September, 1999. He is entitled to post-employment payments of $80,000 per year through 2005. Such amounts are subject to acceleration upon a change of control of Allied.

         In June, 2001, the Board of Directors of Allied adopted a new shareholder rights plan (the "Rights Plan"). The Rights Plan provides each stockholder of record on a dividend distribution one "right" for each outstanding share of Allied's common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 15% or more of Allied's common stock, or
(2) the commencement of a tender offer which would result in an offeror beneficially owning 15% or more of the outstanding common stock of Allied. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on May 31, 2011. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of Allied's preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of Allied's common stock (or in certain circumstances, cash, property or other securities of Allied) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Plan. At the discretion of a majority of the Board and within a specified time period, Allied may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Rights Plan prior to exercise.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of Allied consists of Messrs. Harry W. Warner, Ronald G. Griffith and J. R. Sculley. Mr. Griffith is Executive Vice President of MPRI, Inc. and General Peay previously served on the Board of Directors of MPRI, Inc. Mr. Sculley was formerly Chairman of the Board, President and Chief Executive Officer of Allied.

Performance Graph

         The following graph assumes $100 was invested on December 31, 1996 in Allied Research Corporation common stock, the S&P 500 Index and a peer group of companies. In compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2001.

                  Comparison of 5 Year Cumulative Total Return
                       Assumes Initial Investment of $100
                                 December 2001

                                     [GRAPH]

                             1996       1997        1998        1999        2000       2001
                             ----       ----        ----        ----        ----       ----
Allied Research            $100.00    $203.05     $134.69     $113.26     $140.82     $227.26

S&P 500                    $100.00    $133.36     $171.47     $207.56     $188.66     $166.24

Peer Group Only            $100.00    $114.62     $127.95     $120.11     $164.01     $319.55

Allied Research:
         Represents Allied Research Corporation common stock's cumulative return over the past five years including reinvestment of dividends.

S&P 500:
         Represents the S&P 500 Index's cumulative return over the past five years including reinvestment of dividends.

Peer Group:
         Represents the comparable peers' cumulative return over the past five years including reinvestment of dividends.

The peer group consists of the following companies:

                     .   Alliant Techsystems (ATK)
                     .   CACI International, Inc. (CACI)
                     .   Cubic Corporation (CUB)
                     .   Armor Holdings, Inc. (AH)
                     .   United Industrial Corp. (UIC)

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                                       21

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, no later than December 26, 2002, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any business requiring a vote of the shareholders to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                   By Order of the Board of Directors,

                                   /s/ J. H. Binford Peay, III

                                   J. H. Binford Peay, III,
                                   Chairman of the Board,
                                   President and Chief Executive Officer

Dated: April 26, 2002

         YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                                                    ATTACHMENT A
                                                              TO PROXY STATEMENT

                                 AMENDMENT NO. 1
                                       TO
                           ALLIED RESEARCH CORPORATION
                           2001 EQUITY INCENTIVE PLAN

         This Amendment No. 1 to the Allied Research Corporation 2001 Equity Incentive Plan (this "Amendment") is made as of this 11th day of February, 2002.

                                    RECITALS

         The Board of Directors of Allied Research Corporation (the "Company") adopted the Allied Research Corporation 2001 Equity Incentive Plan (the "Plan") in January, 2001. The shareholders of the Company approved the Plan in June, 2001.

         The Board of Directors of the Company has determined that it is advisable to increase the maximum number of shares available for issuance under the Plan from 240,000 to 490,000. On the date hereof, the Board of Directors authorized the adoption of this Amendment subject to the approval of the shareholders of the Company.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

         1.    The foregoing Recitals are incorporated herein by reference.

         2. The first sentence of Section 1 of Article 4 of the Plan is amended by deleting the number "240,000" therein and substituting in lieu thereof the number "490,000".

         3. Section 16.3 of the Plan is amended by adding the following as the last sentence thereof: "Notwithstanding the foregoing sentence, once established, the exercise price of any Option may not be reduced except in the case of adjustments under Section
               6.3 hereof."

         4. In all other respects, the Plan is ratified and confirmed and shall continue in full force and effect.

         5. This Amendment shall become effective upon approval by the shareholders of the Company as long as approval occurs no later than July 1, 2002.

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                                                                    ATTACHMENT B
                                                              TO PROXY STATEMENT

                            CERTIFICATE OF AMENDMENT

                           ALLIED RESEARCH CORPORATION

         Allied Research Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on July 20, 1961, which Certificate has been subsequently amended from time to time (most recently by a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 29, 1984, and Certificates of Amendment filed with the Secretary of State of Delaware on June 3, 1987 and May 26, 1988), does hereby certify that:

         FIRST:     The charter of the  Corporation is hereby  amended by
         -----
deleting the first paragraph in Article FOURTH in its entirety and by substituting in lieu thereof the following:

                  The total number of shares of stock which the Corporation has authority to issue is thirty-one million (31,000,000) shares, thirty million (30,000,000) of which shall be Common Stock of the par value of ten cents ($0.10) per share, and one million (1,000,000) of which shall be Preferred Stock without par value.

         SECOND:    The foregoing amendment of the Corporation's charter was
         ------
duly adopted by the Corporation's board of directors and stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, ALLIED RESEARCH CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this ____ day of June, 2002.

ATTEST:                                ALLIED RESEARCH CORPORATION



______________________________         By: _____________________________________
Karen M. Bauer, Secretary                  J. H. Binford Peay, III
                                           Chairman of the Board,
                                           President and Chief Executive Officer

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